EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mercari Communications Group, Ltd. (the “Company”) on Form 10-KSB for the fiscal year ended May 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report’). I, Robert W. Marsik, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 USC § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert W. Marsik Robert W. Marsik, Chief Executive Officer and Chief Financial Officer

Dated: August 29, 2002